SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2008 (September 2, 2008)

ELEPHANT TALK COMMUNICATIONS INC.
(Exact name of registrant as specified in Charter)

California	000-30061	95-4557538
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

Schiphol Boulevard 249, 1118 BH Schiphol, The Netherlands
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (31 0 20 653 5916)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Change in Registrant's Certifying Accountant

As a result of a review process undertaken by the Audit Committee of the Board of Directors (the “Audit Committee") of Elephant Talk Communications, Inc. (“ETAK”), on September 2, 2008, the Audit Committee approved the engagement of BDO Seidman, LLP (“BDO”) as ETAK’s independent registered public accounting firm for the fiscal year ending December 31, 2008.  BDO was engaged on September 2, 2008.

On September 3, 2008, the Audit Committee notified Kabani & Company, Inc. (“Kabani”) that it will not be retained as ETAK’s independent registered public accounting firm to review the consolidated financial statements for the period ended September 30, 2008 and audit ETAK’s consolidated financial statements for the fiscal year ending December 31, 2008.  The change in accountants did not result from any dissatisfaction with the quality of professional services rendered by Kabani.

No Prior Consultation with New Accountant:

During ETAK’s two most recent fiscal years ended December 31, 2007 and 2006 and through September 3, 2008, neither ETAK nor anyone on its behalf has consulted with BDO regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on ETAK’s financial statements, and neither a written report nor oral advice was provided to ETAK that BDO concluded was an important factor considered by ETAK in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).  In deciding to select BDO, the Audit Committee reviewed auditor independence issues and existing commercial relationships with BDO and concluded that BDO has no commercial relationship with ETAK that would impair its independence.

No Adverse Opinion or Disagreement:

Kabani’s reports on ETAK’s consolidated financial statements for each of the two most recent fiscal years ended December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles but was modified as to a going concern. During the two most recent fiscal years ended December, 2007 and 2006, and in the subsequent interim period through September 3, 2008, there were (i) no disagreements between ETAK and Kabani on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Kabani, would have caused Kabani to make reference to the subject matter of the disagreement in its reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

ETAK provided Kabani with a copy of this Current Report on Form 8-K, and requested that Kabani furnish ETAK with a letter addressed to the U.S. Securities and Exchange Commission stating whether Kabani agrees with the disclosure contained in this report, or, if not, stating the respects in which it does not agree.  ETAK has received the requested letter from Kabani, and a copy of Kabani’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure

On September 5, 2008, the Company issued a press release pertaining to the appointment of BDO Seidman, LLP as its auditors as more fully described in Items 4.01 hereof. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits
16.1	Letter of Kabani & Company, Inc., dated September 3, 2008, regarding change in independent registered public accounting firm.
99.1	Press release, dated September 5, 2008, relating to the Company’s appointment of BDO Seidman, LLP.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEPHANT TALK COMMUNICATIONS INC.

By:	/s/ Willem Ackermans
Willem Ackermans Chief Financial Officer

Dated: September 5, 2008